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HP - Neoware

Integration Chronicle

For Employees of the HP-Neoware Acquisition

Volume 1 • Issue 1 • Sept. 5, 2007

neoware

In this issue

Integration News
Got A Question?
Did You Know?
About HP

Contact Info

» Trish Leotta
Neoware VP of Human Resources
trish.leotta@neoware.com

» Baker Egerton
Integration Communications Lead
baker.egerton@neoware.com

Got a question? Send it to Trish Leotta
trish.leotta@neoware.com

HP Facts

- HP was incorporated in 1939
- Headquarters: Palo Alto, California
- HP dedicates $3.6 billion (U.S.) annually to its research and development of products, solutions and new technologies.

Watch The Latest HP Ad

» Serena Williams video



Neoware employees, welcome to the first issue of the HP-Neoware Integration Chronicle. We will send updated issues periodically throughout the integration to make sure you have the information you need at your fingertips. Expect to see the newsletter as often as weekly in the beginning and tapering off as the integration proceeds.

The goal of this newsletter is to create a single source of HP integration communications. Please read it so you are aware of:

- Your action items and deadlines
- Your HP trainings and sessions
- General HP resources
- Key business messages
- Integration updates

HP is based on an employee self-service model, yet our intent is to "hold your hands" so you can be up and running quickly and easily. Please read this newsletter regularly so we can bring your attention to key information and actions.

Integration Updates



Integration Phases Explained

It is understandable that you will have many questions regarding the proposed acquisition of Neoware by HP. Please be aware that many factors dictate what can or can't be discussed between our two companies at this point in the process. So to help you in understanding the process, here are some definitions of the key integration milestones.

- **Announcement** – Day the intent to acquire is announced.
- **Pre-Close** – Business as usual period between public announcement and close. Organization design & selection occurs here—including employment offer letters where appropriate.
- **Close** – Legal close of the acquisition – Neoware parent company becomes a wholly-owned subsidiary of HP. HP prepares business for integration, including office space,

equipment, IT planning, etc. (local country entities may have later legal close date). Until Employee Day 1, standard Neoware payroll and health benefits will apply. •Employee Day 1 – In the US, employees who accept an HP offer of employment start integrating into HP. On this day, HP benefits begin, employees start on HP payroll, get HP badges and access to HP systems, and IT infrastructure, etc. Day 1 outside the US may be a different date and have different implications, due to requirements of local law. Key HP-Neoware Integration Milestone Dates* Here are some planned key integration milestone dates for the HP – Neoware Acquisition: • July 23: Announcement of acquisition agreement • Planned for mid-Sept.: HP sends offer letters to US Neoware employees [Non-US date to be determined] • Planned for the end of Sept.: Offer acceptances due for US only [Non-US acceptance date(s) to be determined] • Close of Deal: We expect the closing will occur in the early part of the fourth calendar quarter. The closing is subject to a number of customary closing conditions and the actual closing will be determined by a number of factors including antitrust review by appropriate federal and foreign regulatory authorities. • Planned for latter part of the fourth calendar quarter: Employee Day 1 *All key milestone dates are planned dates and are subject to change without notice. Where appropriate, employee representative bodies will be consulted in accordance with local requirements. Got A Question? In each issue of the Chronicle, we will highlight some of the questions you want answers to regarding the HP-Neoware acquisition. Send your questions to: Trish Leotta. And to find more HP-Neoware Integration FAQs: 1.Log-in to the Neoware intranet 2.Navigate to "Document Library," and click on "HR". The files are "HP Sales Force FAQs and Neoware HP Acquisition Employee FAQ. Acquisition FAQs* Q: When will the acquisition be completed? A: We are estimating that it will be completed in Q4 of this calendar year, pending regulatory and shareholder approval. Q: What should I focus on right now? A: It is critical that both Neoware and HP each focus independently on serving our respective customers and delivering on our independent financial commitments. Q. What are the closing conditions? A. The merger is subject to a number of conditions, including the approval of Neoware stockholders, regulatory approvals, and other customary closing conditions. These conditions are detailed in the merger agreement filed by Neoware with the SEC and available at www.sec.gov.

Q: How will this merger affect customers?

A: Bottom line, it will allow customers more flexibility in deploying the right thin client solution for each of their end user segments and do so with global continuity and support. Customers will have access to the best thin client solution for all their blade PC, blade workstation, VDI, and Server Based Computing deployments.

Got a question? Send it to Trish Leotta

trish.leotta@neoware.com

Did You Know?

HP Receives BEST Award for Learning and Performance Excellence

Source: American Society for Training & Development (ASTD)
Date: November 2006

HP has earned an ASTD 2006 BEST Award, which recognizes organizations that demonstrate commitment to world-class learning and performance.

HP's Learning & Development organization submitted information to ASTD on more than 40 learning and development practices and programs as part of the application for the award.

About HP



History of HP

William (Bill) Hewlett and David (Dave) Packard both graduated from Stanford University in 1934. The company originated in a garage in nearby Palo Alto while they were post-grad students at Stanford during the Great Depression.

The partnership was formalized on January 1, 1939 with an investment of US$538. Hewlett and Packard tossed a coin to decide whether the company they founded would be called Hewlett-Packard or Packard-Hewlett. Packard won the coin toss but named their electronics manufacturing enterprise the "Hewlett-Packard Company".



HP incorporated on August 8, 1947, and went public on November 6, 1957.

Of the many projects they worked on, their first financially successful product was a precision audio oscillator, the Model 200A. Their innovation was the use of a small light bulb as a temperature dependent resistor in a critical portion of the circuit. This allowed them to sell the Model 200A for $54.40 when competitors were selling less stable oscillators for over $200. The Model 200 series of generators continued until at least 1972 as the 200AB, still tube-based but improved in design through the years. At 33 years, it was perhaps the longest-selling basic electronic design of all time.

One of the company's earliest customers was The Walt Disney Company, who bought eight Model 200B oscillators (at $71.50 each) for use in certifying the Fantasound surround sound systems installed in theaters for the movie *Fantasia*.

» Watch the videos: Origins
» More information about HP

One of the company's earliest customers was The Walt Disney Company, who bought eight Model 200B oscillators (at $71.50 each) for use in certifying the Fantasound surround sound systems installed in theaters for the movie Fantasia. » Watch the videos: Origins » More information about HP – NEOWARE RESTRICTED – FOR INTERNAL USE AND DISTRIBUTION ONLY   Forward-looking statements This publication contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HP and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the transaction; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals; the plans, strategies and objectives of management for future operations, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Neoware’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described from time to time in HP’s and Neoware’s Securities and Exchange Commission reports, including but not limited to the risks described in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007 and Neoware’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2007. HP assumes no obligation and does not intend to update these forward-looking statements. © 2007 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein. 8/2007 For more information, Log-in to the Neoware intranet Navigate to "Document Library," and click on "HR". The files are "HP Sales Force FAQs and Neoware HP Acquisition Employee FAQ. Contact information for this newsletter: Val Fischer-Pallansch at val.fischer-pallansch@hp.com